EXHIBIT 23.1

     CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement of Gold Reserve Corporation on Form S-8 of our report, which includes an explanatory paragraph concerning a change in accounting for impairment of long-lived assets in 1996, dated February 23, 1998, except for Note 9 as to which the date is March 3, 1998, on our audits of the consolidated financial statements of Gold Reserve Corporation.



                               /s/ Coopers & Lybrand L.L.P.


     Spokane, Washington
     June 8, 1998
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